Exhibit 99.1

NEWS RELEASE

Comstock Inc. Appoints Three New Independent Directors as Company Accelerates Growth in Solar Recycling and Critical Metals Recovery

Donald A. Colvin, Steven Y. Pei and Robert M. Spence Appointed as Independent Directors

VIRGINIA CITY, NEVADA, March 24, 2026 – Comstock Inc. (NYSE: LODE) ("Comstock" or the "Company"), a leader in converting under-utilized natural resources into renewable energy products and the only certified, zero-landfill solar recycling solution in North America, today announced the appointment of Donald A. Colvin, Steven Y. Pei and Robert M. Spence as independent directors to the Company's Board of Directors, effective immediately for Messrs. Colvin and Spence, and effective April 15, 2026, for Mr. Pei.

Mr. Colvin will serve on the Company’s Audit and Finance Committee once necessary approvals have been obtained, bringing world-class financial oversight credentials and direct solar sector board leadership experience to that role. Walter "Del" Marting Jr. will serve as Non-Executive Chairman of the Board during a transition period, with Kristin Slanina to assume the Non-Executive Chair following the Company's 2027 Annual Meeting of Shareholders. Mr. Nance and Mr. Marting have each committed not to stand for re-election at the Company's 2027 Annual Meeting of Shareholders, reflecting their desire to support a smooth and orderly board transition as the Company enters its next phase of growth.

These appointments, reached through constructive dialogue between the Company and its significant shareholders including MAK Capital Fund LP and Gratia Capital LLC, reflect the Board's commitment to governance excellence commensurate with Comstock's evolution into a leading solar panel recycling and metals recovery company.

"We are pleased to welcome Don, Steve and Bob to Comstock's Board," said Corrado De Gasperis, Executive Chairman and CEO of Comstock Inc. "Don's exceptional financial leadership credentials and his direct experience chairing the Board of Maxeon Solar Technologies make him ideally suited to serve on our Audit and Finance Committee as we scale our solar recycling operations. Bob's deep legal, governance, and transactional expertise, especially in metal and metal recycling and refining companies, strengthens our board's ability to oversee the complex corporate and regulatory environment of our solar recycling and metals recovery operations. Steve's investment insight and direct shareholder perspective add further depth to our independent oversight capabilities. We are grateful for the constructive engagement of MAK Capital and Gratia Capital, whose thoughtful input has contributed to building a stronger board. We also thank Del and Bill for their extraordinary dedication and service through some of the Company's most challenging and transformative years. Their contributions have been foundational to bringing Comstock to where it stands today, and we look forward to continuing to benefit from their counsel during this growth and transition period."

Board Governance Changes Summary

●	Donald A. Colvin appointed independent director, effective immediately, and Audit and Finance Committee member, once necessary approvals have been obtained

●	Robert M. Spence appointed independent director, and the Chair of the Audit and Finance and the Compensation Committees, effective immediately

●	Steven Y. Pei appointed independent director, effective April 15, 2026

●	Walter A. "Del" Marting Jr. to serve as Non-Executive Chairman through 2027 Annual Meeting

●	Kristin M. Slanina to assume Non-Executive Chair following the 2027 Annual Meeting

●	William J. Nance and Walter A. "Del" Marting Jr. have each committed not to stand for re-election at the 2027 Annual Meeting of Shareholders

Donald A. Colvin Biography

Donald A. Colvin is a seasoned public company CFO and board director with deep expertise in financial oversight, semiconductors, technology, and capital-intensive industries. He currently serves as a director of Maxeon Solar Technologies and as Audit Committee Chair and Independent Director at Viavi Solutions and Agilysys. Mr. Colvin is widely recognized as an "audit committee financial expert" under SEC standards, reflecting his deep expertise in financial reporting, internal controls, and capital markets.

Mr. Colvin's career is defined by CFO leadership roles across major public companies. He served as Chief Financial Officer of Caesars Entertainment (2012-2015), Executive Vice President and CFO of ON Semiconductor (2003-2012), and held CFO roles at Atmel Corporation and European Silicon Structures, along with senior finance positions at Motorola. He also served as Interim CFO of Isola Group (2015-2016), appointed specifically by the board to restructure the company. Mr. Colvin earned an MBA and BA (Honors) in Economics from the University of Strathclyde in Scotland.

Steven Y. Pei Biography

Steven Y. Pei is a seasoned investor with deep expertise in capital allocation, corporate restructurings, and strategic value creation across industrial, real estate, and consumer sectors. He brings over 25 years of experience investing in and advising public and private companies across the capital structure, with a distinguished track record in navigating complex corporate situations, driving financial strategy, and enhancing operational performance.

Mr. Pei is the Founder and Chief Investment Officer of Gratia Capital, a Los Angeles-based investment firm he established in 2012 focused on value-oriented and event-driven investments across public equity, private equity, corporate credit, and structured credit markets. Previously, he served as Vice President at Canyon Capital Advisors, where he invested across the capital structure and served on credit committees overseeing major corporate restructurings and private investments. Earlier in his career, Mr. Pei worked in Bain Capital’s private equity group covering industrial and consumer sectors and held roles at McKinsey & Company and in strategic planning at DFI Holdings, a publicly listed retail subsidiary of the Jardine Matheson Group. Mr. Pei graduated from the University of Pennsylvania, earning a BS from the Wharton School and MA and BA degrees from the College of Arts and Sciences.

Robert M. Spence Biography

Robert M. Spence is a senior legal and corporate governance executive with extensive experience in public company leadership, complex transactions, and industrial and manufacturing sectors. He currently serves as a Director of Ecobat, a global leader in battery recycling, bringing directly relevant experience in the recycling and circular economy industries. He served as Senior Vice President, General Counsel and Secretary of Skyline Champion Corporation (now Champion Homes, Inc.) from 2019 to 2024, and previously as Secretary, General Counsel and Vice President of Administration at Neenah Enterprises, Inc., where he also served as a Director. Earlier, Mr. Spence served as General Counsel and Vice President of Business Development for SPX Corporation's Test and Measurement division, where he directed twelve international acquisitions and divestitures between 2004 and 2011. Mr. Spence holds a BBA from the University of Michigan and a JD from Wayne State University Law School.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies, systems and supply chains that enable, support and sustain clean energy systems by efficiently, effectively, and expediently extracting and converting under-utilized natural resources into reusable metals, like silver, aluminum, gold, and other critical minerals, primarily from end-of-life photovoltaics. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

Judd B. Merrill, Chief Financial Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Zach Spencer, Director of External Relations

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “forecast,” “seek,” “target,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: expectations regarding the completion of the proposed securities offering, future market conditions; future explorations or acquisitions, divestitures, spin-offs or similar distribution transactions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: sales of, and demand for, our products, services, and/or properties; industry market conditions, including the volatility and uncertainty of commodity prices; the speculative nature, costs, regulatory requirements, and hazards of natural waste resource identification, exploration, development, availability, recycling, extraction, processing, and refining activities, including operational or technical difficulties, and risks of diminishing quantities or insufficiency of grades of qualified resources;; changes in our planning, exploration, research and development, production, and operating activities; research and development, exploration, production, operating, and other variable and fixed costs; throughput rates, margins, earnings, debt levels, contingencies, taxes, capital expenditures, net cash flows, and growth; restructuring activities, including the nature and timing of restructuring charges and the impact thereof; employment and contributions of personnel, including our reliance on key management personnel; the costs and risks associated with developing new technologies; our ability to commercialize existing and new technologies; the impact of new, emerging, and competing technologies on our business; the possibility of one or more of the markets in which we compete being impacted by political, legal, and regulatory changes, or other external factors over which we have little or no control; the effects of mergers, consolidations, and unexpected announcements or developments from others; the impact of laws and regulations, including permitting and remediation requirements and costs; changes in or elimination of laws, regulations, tariffs, trade, or other controls or enforcement practices, including the potential that we may not be able to comply with applicable regulations; changes in generally accepted accounting principles; adverse effects of climate changes, natural disasters, and health epidemics, such as the COVID-19 outbreak; global economic and market uncertainties, changes in monetary or fiscal policies or regulations, the impact of terrorism and geopolitical events, volatility in commodity and/or other market prices, and interruptions in delivery of critical supplies, equipment and/or raw materials; assertion of claims, lawsuits, and proceedings against us; potential inability to satisfy debt and lease obligations, including because of limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; interruptions in our production capabilities due to equipment failures or capital constraints; potential dilution from stock issuances, recapitalization, and balance sheet restructuring activities; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to maintain the listing of our securities on any securities exchange or market; and our ability to implement additional financial and management controls, reporting systems and procedures and comply with Section 404 of the Sarbanes-Oxley Act, as amended. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.